sm Horizon Lines 2006 Earnings Guidance Increase October 19, 2006 Exhibit 99.1

sm
Forward Looking Statements
Risks, Uncertainties, Other Factors with Respect to “Forward-Looking
Statements”:
Certain statements contained in this presentation constitute “forward-
looking statements” within the meaning of the Private Securities
Litigation Reform Act of 1995.  Such statements that are not of historical fact constitute “forward-looking statements” and, accordingly, involve estimates, assumptions, judgments and uncertainties.  There are a number of factors that could cause actual results or outcomes to differ materially from those addressed in the “forward-looking statements”.  Certain factors are detailed in the Horizon Lines, Inc.’s final prospectus filed with the Securities and Exchange Commission on
September 13, 2006.  Other factors may include changes in tax laws, adverse tax audits and other tax matters.

sm
Introduction
Horizon Lines is increasing its earnings guidance for the third quarter and full year 2006.
The earnings guidance increase results solely from an election to adopt tonnage tax in lieu of regular corporate income tax on its qualifying trade routes.
Any other change to 2006 earnings guidance resulting from normal business operations will be provided on the third quarter 2006 earnings release call to be conducted on October 30 at 11:00
a.m. Eastern Time.

th

sm
Tonnage Tax Overview
Enacted on October 22, 2004, as part of the American Jobs
Creation Act of 2004.
Tonnage tax is an alternative to the corporate federal income tax.
Intended to provide a sustained corporate tax incentive for certain operators of U.S. flag vessels thereby helping to revitalize the U.S.
flag vessel industry and creating more U.S. jobs.
First year of eligibility is 2005.  No sunset provisions.
Applicable “U.S. foreign trade”
– Transportation between a U.S. location and a foreign location or between foreign locations.

sm
Tonnage Tax Mechanics
Tonnage tax election must be made on or before the due date for the federal income tax return.
Once made, the election remains effective for all subsequent years.
The election applies to all qualifying vessels used in the U.S. foreign trade.
Election revocation requires five years before tonnage tax can be re-
elected.

sm
Tonnage Tax Financial Impact
($ in Millions)
(42.8)% (130.5)% Effective Tax Rate
$ 42.6 $ 39.4 Total Reduction in Tax Expense
12.3 9.1 2006 Impact
19.9 19.9 Revaluation of Deferred Tax Assets and Liabilities
$ 10.4 $ 10.4 2005 Impact Upon Election in 2006
Forecast
2006
Actual
Q3 2006

sm
EPS Impacts and Resulting Cash and Book Taxes
20.0% 15.2% N/A Effective Tax Rate
(1)
$8.0 - $10.0 $2.0 - $3.0 -- Estimated Cash Taxes
$.40 - $.45 $ 1.28 $ 1.17 EPS Impact – Total
(2)
$.40 - $.45 $ 0.37 $ 0.27 EPS Impact
(1)
Forecast
2007
Forecast
2006
Actual
Q3 2006
(1)
Excluding impact of 2005 election and revaluation of deferred tax assets and liabilities.
(2)
Includes combined 2006 impact, 2005 election and revaluation of deferred tax assets and liabilities.
($ in Millions, except EPS amounts)

sm
Revised 2006 Earnings Guidance
$  .85 - $  .90 $  .40 - $  .42 Current
EPS
$1.22 - $1.27 $  .67 - $  .69 EPS – 2006 Impact
(1)
$2.13 - $2.18 $1.57 - $1.59 EPS – Total
(2)
Full Year
2006
Q3
2006
(1)
Excluding 2005 election and revaluation of deferred tax assets and liabilities.
(2)
Includes combined 2006 impact, 2005 election and revaluation of deferred tax assets and liabilities.
Solely reflects impact of tonnage tax election on our current third quarter and full year 2006 guidance.

sm